Exhibit 99.2

Customers Bank SM

1015 Penn Avenue

Wyomissing, PA 19610

Contacts:

Jay Sidhu, Chairman & CEO 610-935-8693

Richard Ehst, President & COO 610-917-3263

Investor Contact:

Thomas R. Brugger, CFO 484-359-7113

CMS Bancorp, Inc.

123 Main Street, Suite 750

White Plains, NY 10601

Contacts:

John E. Ritacco, President & CEO

914-422-2700

CUSTOMERS BANCORP AND CMS BANCORP ANNOUNCE PLANS TO MERGE

•	Customers Bancorp to Expand its Presence in the New York Market

•	Customers Bancorp to Acquire White Plains, New York-based CMS Bancorp

Wyomissing, PA and White Plains, NY (August 10, 2012) – Today, Customers Bancorp Inc. (OTCQB: CUUU), the parent company for Customers Bank, which currently has a single branch in Rye Brook, New York, and CMS Bancorp, Inc. (NASDAQ: CMSB), the parent company of CMS Bank, a five branch bank headquartered in White Plains, New York, jointly announced their execution of a definitive Agreement and Plan of Merger (the “Agreement”). Under the Agreement, Customers Bancorp will acquire via merger CMS Bancorp and ultimately CMS Bank. CMS Bank is a community and customer-oriented bank offering services to consumers and small businesses in Westchester County, New York, and the surrounding areas.

Upon closing of the transactions, Customers Bancorp will have retail banking offices located in the communities of Eastchester, Greenburgh, Mount Vernon, West Harrison, and Mount Kisco, in Westchester County, New York, as well as approximately $185 million in loans and $208 million in deposits. The CMS Bancorp acquisition is expected to be mildly accretive to Customers Bancorp’s capital, earnings and book value per share within the first six months after closing. The total transaction value is approximately $20.8 million, and the Agreement provides for CMS Bancorp stockholders to receive shares of Customers Bancorp voting common stock based upon an exchange ratio determined at the closing of the transaction, with fractional shares to be cashed out. CMS Bancorp stock will be valued at 95% of CMS Bancorp’s common stockholders’ equity as of the month end prior to the closing, while Customers Bancorp stock will be valued at 125% of Customer Bancorp’s modified stockholder equity as of the month end prior to closing. Modified stockholders’ equity is defined as June 30, 2012 common stockholders’ equity plus additions to retained earnings through the month-end prior to closing. Shares issued by Customers Bancorp in capital raises and purchase accounting adjustments from any other acquisitions will not be included in calculating modified stockholders’ equity. Based on the March 31, 2012 book value per share of CMS Bancorp and the June 30, 2012 modified stockholders’ equity of Customers Bancorp of $11.75 and $13.99, respectively, the exchange ratio would be 0.6383. The actual exchange ratio will likely be different at closing.

“We are pleased to enhance our New York franchise and we believe that these transactions will allow Customers Bank to better serve small to medium sized businesses, professionals, multi-family projects, commercial real estate projects, individuals and families in the communities in Westchester County using our Concierge banking, “high touch supported with high tech” model and we welcome all CMS Bank employees, customers and their stockholders to Customers Bank,” said Jay Sidhu, Chairman and CEO of Customers Bancorp. “The transaction announced today is consistent with our long term strategy to conservatively grow both organically and through acquisitions.” “We plan to be actively engaged with the local community and bring more lending and competitive deposit offerings to the region,” Sidhu continued.

John E. Ritacco, President and CEO of CMS, said, “The merger with Customers is good news for our stockholders, customers and employees. Our stockholders will benefit from the earnings potential in Customers’ stock. Our customers will gain access to enhanced products and services, and CMS will serve as a platform for Customers’ continued expansion in the Westchester market. Our bank will continue to have the same friendly people and the same commitment to being involved in the community, but with the added resources of a larger banking organization. We will soon be able to offer an expanded array of deposit products, a larger lending capacity and mortgage lending services.”

Closing of the CMS Bancorp merger, which is subject to regulatory approval, customary closing conditions and the approval of CMS Bancorp’s stockholders, is expected to occur in the first half of 2013. In mid-June 2012, Customers Bancorp announced an accretive to capital, book value and earnings transaction to acquire Acacia Savings Bank from Ameritas Mutual Companies for $65 million in Customers Bancorp common and preferred stock. That transaction will add the one branch of Acacia to the Customers Bank franchise and also comes with a regional mortgage banking operation. “We intend to complete our approval process for Acacia, close it and then close the CMS transaction,” stated Sidhu. “After closing the CMS transaction, we hope to gradually continue expanding in the New York market, however, principally through organic growth,” Sidhu concluded.

For these transactions, Customers Bancorp retained Stradley Ronon Stevens & Young, LLP as legal advisor. CMS Bancorp was advised by Sandler O’Neill + Partners, L.P. as financial advisor and Paul Hastings LLP as legal advisor.

Important Additional Information

Proxy Statement/Prospectus

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offering of securities shall be made except be means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended. In connection with the merger of Customers Bancorp and CMS Bancorp, Customers Bancorp and CMS Bancorp will be filing documents with the Securities and Exchange Commission (“SEC”), including a registration statement on Form S-4 to be filed by Customers Bancorp that will include a proxy statement of CMS Bancorp and prospectus of Customers Bancorp. A definitive proxy statement/prospectus, when available, will be sent to CMS Bancorp stockholders seeking their approval of the proposed merger between Customers Bancorp and CMS Bancorp. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS IF AND WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING CUSTOMERS BANCORP, CMS BANCORP AND THE PROPOSED MERGER. You may obtain copies of all documents filed with the SEC regarding the merger of Customers Bancorp and CMS Bancorp, free of charge, at the SEC’s website (www.sec.gov). The documents filed with the SEC by Customers Bancorp may be obtained free of charge from Customers Bancorp’s website www.customersbank.com or by directing a request to Customers Bancorp at 1015 Penn Avenue, Wyomissing, PA 19610, Attention: Investor Relations. The documents filed with the SEC by CMS Bancorp may be obtained free of charge from CMS Bancorp’s website www.cmsbk.com or by directing a request to CMS Bancorp at 123 Main Street, Suite 750, White Plains, New York 10601, Attention: Investor Relations.

CMS Bancorp and its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger between Customers Bancorp and CMS Bancorp. You can find information about CMS Bancorp’s directors and executive officers in its definitive proxy statement filed with the SEC on January 11, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents using the contact information provided above.

Merger Agreement

The discussion of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which was filed with the SEC as an exhibit to the Current Reports on Form 8-K of Customers Bancorp and CMS Bancorp filed on August 10, 2012 and is incorporated herein by reference. Investors are urged to read the Agreement for a more complete understanding of the terms of the transactions discussed herein.

The Agreement has been incorporated by reference to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in the Agreement are qualified and limited, including by information in the schedules referenced in the Agreement that the parties delivered in connection with the execution of the Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Customers Bancorp, CMS Bancorp or their affiliates.

About Customers Bancorp and Customers Bank

Customers Bancorp is a bank holding company based in Wyomissing, Pennsylvania. Customers Bank is a state-chartered, full-service bank headquartered in Phoenixville, Pennsylvania. Customers Bank is a member of the Federal Reserve System and is insured by the Federal Deposit Insurance Corporation (“FDIC”). With assets of approximately $2.2 billion, Customers Bank provides a full range of banking services to small and medium-sized businesses, professionals, individuals and families through branch locations in Pennsylvania, New York and New Jersey. Customers Bank is focused on serving its targeted markets with a growth strategy that includes strategically placed branches throughout its market area and continually expanding its portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.

About CMS Bancorp and CMS Bank

CMS Bancorp is a savings and loan holding company headquartered in White Plains, New York with total consolidated assets of $247 million at March 31, 2012. CMS Bancorp’s principal business is to operate CMS Bank, which conducts its operations mainly through its corporate administrative office in White Plains, New York and five retail banking offices located in the communities of Eastchester, Greenburgh, Mount Vernon, West Harrison, and Mount Kisco, in Westchester County, New York. CMS Bank’s deposits are insured up to the applicable legal limit by the FDIC. More information about CMS Bancorp and CMS Bank can be found on CMS Bank’s Internet website at www.cmsbk.com.

Caution about Forward-Looking and Other Statements

This announcement may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events, such as statements about Customers Bancorp’s plans for growth, the anticipated benefits to shareholders, and the anticipated closing date of the transactions discussed herein. Although it is believed that forward-looking statements are based upon reasonable assumptions, important factors relating to the proposed merger could cause Customers Bancorp’s and CMS Bancorp’s actual results, performance, or achievements to differ from those in the forward-looking statements, including: the possibility that the anticipated benefits from the merger will not be realized, or will not be realized within the expected time period; the possibility that Customers Bancorp will be unable to grow as anticipated; the possibility that the merger does not close, including, but not limited to, due to the failure to receive regulatory approval or satisfy the closing conditions; the risk that CMS Bancorp’s operations will not be integrated successfully with Customers Bancorp; and potential disruption from the merger making it more difficult to maintain business and operational relationships. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those described in the forward-looking statements and include, but are not limited to, the risk that regulatory approvals or non-objections and Shareholder Approval will not be obtained and those risks described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in CMS Bancorp’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and quarterly reports on Form 10-Q for the quarters ended December 31, 2011 and March 31, 2012, (for specific risks affecting CMS Bancorp) and under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Customers Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and quarterly reports on Form 10-Q for the quarter ended March 31, 2012 (for specific risks affecting Customers Bancorp).